                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

[X] Filed by the Registrant

[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ORTHALLIANCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 April 28, 1998



Dear Stockholder:

     You are cordially invited to attend the first Annual Meeting of Stockholders of OrthAlliance, Inc. (the "Company") to be held on Friday, June 5, 1998 at the Manhattan Beach Marriott Hotel, 1400 Parkview Avenue, Manhattan Beach, California. The meeting will begin promptly at 9:00 a.m., local time.

     The items of business to be addressed at the Annual Meeting are listed in the attached Notice of Annual Meeting of Stockholders and are more fully described in the Proxy Statement provided herewith. In addition to these matters, members of management will report on the Company's operations, followed by a period for questions and discussion.

     Management hopes that you will be able to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you do attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in OrthAlliance, Inc.

                                             Sincerely,



                                             /s/ Sam Westover
                                             -----------------------------
                                             Sam Westover
                                             President and
                                             Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 5, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OrthAlliance, Inc. (the "Company") will be held at the Manhattan Beach Marriott Hotel, 1400 Parkview Avenue, Manhattan Beach, California on Friday, June 5, 1998 at 9:00 a.m., local time, for the following purposes as more fully described in the Proxy Statement provided herewith:

         (1) To elect two (2) directors to serve until the 2001 Annual Meeting of Stockholders;
         (2) To consider and act upon a proposal to amend the 1997 Employee Stock Option Plan to increase the number of shares of Class A Common Stock authorized to be issued pursuant to grants under the 1997 Employee Stock Option Plan from 1,000,000 to 1,500,000;
         (3) To consider and act upon a proposal to amend the 1997 Non-Employee Director Stock Plan to expand the group of eligible participants to all directors of the Company and to allow the Compensation Committee of the Board of Directors to determine the specifics of each grant, such as the number of options granted to a participant, vesting requirements and exercise price;
         (4) To consider and act upon a proposal to approve the 1997 Orthodontist Stock Option Plan;
         (5) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and
         (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only the holders of record of Class A Common Stock and/or Class B Common Stock of the Company at the close of business on April 7, 1998 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on April 7, 1998, will be available at the Annual Meeting of Stockholders for examination by any stockholder, his agent, or his attorney.

                                             By Order of the Board of Directors,


                                             /s/ Paul H. Hayase
                                             -----------------------------
                                             Paul H. Hayase
                                             Senior Vice President,
                                             General Counsel and Secretary

Torrance, California
April 28, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ORTHALLIANCE, INC.
                      23848 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90505


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 5, 1998

         The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of OrthAlliance, Inc. (the "Company") will be held on Friday, June 5, 1998, for the purposes set forth in the Notice of Annual Meeting of Stockholders attached hereto and as described herein. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When a proxy is properly executed and returned, the shares of Class A Common Stock, $.001 par value per share, and/or Class B Common Stock, $.001 par value per share (Class A Common Stock and Class B Common Stock are sometimes hereinafter referred to collectively, as the "Common Stock") represented thereby will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares of Common Stock will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto (collectively, the "Proposals") and any other matter that may properly come before the Annual Meeting. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy to the Company or by voting in person at the Annual Meeting.

         Only holders of Common Stock of record as of the close of business on April 7, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 12,656,483 shares of Class A Common Stock and 250,000 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a class on all Proposals. Holders of Class A Common Stock and Class B Common Stock of record as of the close of business on the Record Date are entitled to cast one vote for each share held. No cumulative voting rights are authorized and dissenters' rights for Stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to holders of Common Stock of the Company on or about April 29, 1998.

         The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. With respect to the other Proposals and any other matter that may properly come before the Annual Meeting, the approval of such Proposals or such other matter requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon. The NASDAQ Stock Market National Market permits brokers who hold shares of Common Stock in street name for beneficial owners to exercise discretionary voting power with respect to the Proposals, including the election of directors, if voting instructions have not been received from the beneficial owners within ten (10) days before the Annual Meeting. Abstentions with respect to a Proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote, including the election of directors.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation provides for up to nine (9) directors and divides the Board into three classes with the directors in each class serving a term of three years. The Company's Amended and Restated Bylaws (the "Bylaws") provide for the Board of Directors to determine the actual number of directors on the Board and there are currently eight (8) directors serving on the Board. The terms of Douglas D. Durbin and W. Dennis Summers, the Class I members, expire at the Annual Meeting. Dr. Durbin and Mr. Summers have been nominated by the Nominating Committee of the Board to stand for re-election as directors at the Annual Meeting to serve until the 2001 Annual Stockholders' Meeting or until their successors are duly elected and qualified.

         Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that either director nominee will be unavailable to serve as a director, if elected. However, if at the time of the Annual Meeting any nominee should be unable to serve or, for good cause, will not serve, the persons named proxies will vote as recommended by the Board to elect a substitute nominee recommended by the Board. In no event, however, will a proxy be voted to elect more than two
(2) directors.

         Set forth below is information concerning the incumbent directors and the nominees for reelection to the Board to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Such information includes for the nominees, and for each of the incumbent directors, certain biographical information, a brief description of each such individual's principal occupation and business experience during the past five years, and directorships of companies (other than the Company) presently held, which information has been provided by the respective individuals.

NOMINEES FOR ELECTION -- CURRENT TERM EXPIRING 1998

         DOUGLAS D. DURBIN, D.M.D., M.S.D. (age 43) has been a director of the Company since the completion of the initial public offering of its Class A Common Stock in August 1997 (the "Offering"). Dr. Durbin has served as President of The Kentucky Center for Orthodontics, P.S.C. and its predecessors since 1983. Dr. Durbin is a member of the American Association of Orthodontics, the American Dental Association and the Kentucky Association of Orthodontists, a Diplomate of the American Board of Orthodontics and has served as President, Treasurer, and Secretary of the Bluegrass Dental Society. Dr. Durbin graduated from the University of Kentucky College of Dentistry with a D.M.D. degree in 1978 and received his M.S.D. and Certificate in Orthodontics from the University of Kentucky College of Dentistry in 1983.

         W. DENNIS SUMMERS (age 49) has been a director of the Company since completion of the Offering in August 1997. Since 1984, Mr. Summers has served as a principal of Roberts, Isaf & Summers, P.C. (and its predecessor firms), a law firm located in Atlanta, Georgia. Mr. Summers specializes in corporate and business matters.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR DOUGLAS D. DURBIN AND W. DENNIS SUMMERS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INCUMBENT DIRECTORS -- TERM EXPIRING 1999

         RANDALL K. BENNETT, D.D.S., M.S. (age 42), has served as a Director of the Company since its inception in October 1996. Dr. Bennett has practiced orthodontics in Salt Lake City, Utah since 1989 and he practiced in Beverly Hills, California from 1988 to 1989. Dr. Bennett graduated from Loma Linda University in 1988 with an M.S. degree in orthodontics and from the University of Alberta in 1981 with a D.D.S. degree.

         U. BERTRAM ELLIS, JR. (age 44) has been a director of the Company since completion of the Offering in August 1997. Since 1996, Mr. Ellis has served as Chairman of the Board and Chief Executive Officer of iXL Holdings, Inc., an interactive services company. Since April 1996, Mr. Ellis has served as President, Chief Executive Officer and Chief Operating Officer of Broadcast Development Corporation, a television broadcast consulting company. Mr. Ellis founded and served as President and Chief Executive Officer of Ellis Communications, Inc., a broadcast group of 15 television and radio stations from 1993 to April 1996. From 1992 to 1993, Mr. Ellis was President and Chief Executive Officer of American Innovations, Inc., a manufacturer of hairbows that filed a petition pursuant to Chapter 11 of the U.S. Bankruptcy Code in 1993. From 1986 until 1992, Mr. Ellis served as President, Chief Executive Officer and Chief Operating Officer for Act III Broadcasting, a broadcast group of eight Fox-affiliate stations. Mr. Ellis serves as a director of iXL Holdings, NOVA Information Systems, Inc., Endeavor Technologies, Inc., First Union National Bank of Georgia, Ames Scullin & O'Haire and Upper Chattahoochee Riverkeeper.

         RANDALL A. SCHMIDT, D.D.S., M.S.D. (age 41) has been a director of the Company since completion of the Offering in August 1997. Dr. Schmidt has been in the practice of orthodontics since 1983 in northwest Indiana, where he is a co-owner of Orthodontic Affiliates, P.C. Dr. Schmidt is a member of the American Association of Orthodontics, American Dental Association and the Indiana Society of Orthodontists. Dr. Schmidt graduated from Indiana University in 1981 with a D.D.S. degree and received his M.S.D. and Certificate in Orthodontics from Indiana University in 1983.

INCUMBENT DIRECTORS -- TERM EXPIRING 2000

         CRAIG L. MCKNIGHT (age 47) has been a director of the Company since completion of the Offering in August 1997. Since March 1995, Mr. McKnight has served as Executive Vice President of Magellan Health Services ("Magellan"), a specialty managed care company, which was previously known as Charter Medical Corporation, and since October 1995 Mr. McKnight has also served as Chief Financial Officer of Magellan. From June 1994 to March 1995, Mr. McKnight was responsible for the Health Care Practice of Coopers & Lybrand, L.L.P. in Philadelphia, Pennsylvania, and prior thereto was responsible for the Health Care Practice of Coopers & Lybrand, L.L.P. in California.

         SAM WESTOVER (age 42) has served as a director, President and Chief Executive Officer of the Company since October 1996. From August 1993 until July 1996, Mr. Westover served as President and Chief Executive Officer of Systemed Inc., a pharmacy benefit management company, where he also served as a director from July 1992 until February 1997. From January 1993 until August 1993, Mr.

Westover served as Senior Vice President, Chief Financial Officer and Treasurer of Wellpoint Health Networks, Inc., a health insurance company. Prior to joining Wellpoint, Mr. Westover served as Chief Financial Officer and Senior Vice President of Corporate Financial Services of Blue Cross of California, a position to which he was named in May 1990.

         JONATHAN E. WILFONG (age 49) has served as Chairman of the Board of Directors of the Company since May 1997. Mr. Wilfong served as an executive consultant to the Company from its inception until September 1997 and served as consultant to US Orthodontic Care, Inc., a predecessor to the Company, from June 1996 to August 1997. Mr. Wilfong is the founder and a principal of Newfound Capital Associates, an investment banking advisory firm founded in 1996 that specializes in advising high growth businesses on capital formation strategies and acquisition transactions. Mr. Wilfong is a Certified Public Accountant, and from 1983 to 1996 was a partner with Price Waterhouse LLP in Atlanta, Georgia and Greenville, South Carolina.

         With the exception of Mr. Westover, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company; provided, however, that Drs. Schmidt and Bennett have entered into part-time employment arrangements with the Company effective February 20, 1998. Mr. Wilfong and Dr. Schmidt received compensation under consulting arrangements with the Company. There are no family relationships between any directors or executive officers.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1997, the Board met four times (including regularly scheduled and special meetings). All of the directors attended at least 75% of all meetings of the Board except for Mr. Ellis who attended 50% of the meetings held during the period he has been a director and Mr. McKnight who attended neither of the meetings held during the period he has been a director.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. The Board of Directors has established an Audit Committee that consists of Messrs. McKnight and Wilfong and Dr. Bennett. Mr. Wilfong is chairman of the Audit Committee. The Audit Committee is responsible for (a) recommending to the Board the firm to be employed as independent auditors of the Company, and (b) meeting with the Company's independent auditors at least annually to review (i) the scope of audit and non-audit assignments and related fees, (ii) accounting principles used by the company in financial reporting, and (iii) the adequacy of the Company's internal control procedures. During 1997, the Audit Committee held no meetings.

         COMPENSATION COMMITTEE. The Board of Directors has established a Compensation Committee that consists of Messrs. Wilfong and McKnight and Dr. Bennett. Dr. Bennett is chairman of the Compensation Committee. The Compensation Committee is responsible for (a) reviewing, approving, recommending and reporting to the Chief Executive Officer and the Board of Directors matters regarding the compensation of the Company's executive officers and other key employees and compensation levels or plans affecting the compensation of the Company's other employees and (b) administering the Company's 1997 Employee Stock Option Plan, 1997 Non-Employee Director Stock Plan and 1997 Orthodontist Stock Plan. During 1997, the Compensation Committee held no meetings and acted by unanimous written consent on four occasions.

         EXECUTIVE COMMITTEE. The Board of Directors has established an Executive Committee that consists of Messrs. Westover and Wilfong and Drs. Bennett and Durbin. The Executive Committee is authorized by the Board to take all action which may be delegated by the Board under the Delaware General Corporation Law. During 1997, the Executive Committee held no meetings.

         NOMINATING COMMITTEE. The Board of Directors has established a Nominating Committee that consists of Messrs. Summers, Westover and Wilfong. The Nominating Committee is responsible for (a) recommending candidates for election to the Company's Board of Directors, and (b) examining the performance of incumbent directors and making recommendations concerning the retention of such directors. During 1997, the Nominating Committee held no meetings.

         The Bylaws require an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or the Nominating Committee, of candidates for election as directors (the "Nomination Procedure"), as well as for other stockholder proposals to be considered at annual stockholders' meetings. Notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director generally must be given not less than 120 nor more than 150 days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year and must contain: (i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age and residence address of the nominee; (iii) the principal occupation or employment of the nominee; (iv) the class, series and number of shares held of record, beneficially and by proxy, by the stockholder and the nominee as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice; and (v) such other information relating to the nominee proposed by such stockholder as is required to be included if the Company is then subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the written consent of each nominee to be named in the proxy statement and to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedure. Similar advance notice must be given of any other business which a stockholder proposes to bring before an annual meeting of stockholders. Such notice must contain (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Company's stock which are held of record, beneficially and by proxy by the stockholder as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) in connection with the proposing of such business by the stockholder, and (v) any material interest of the stockholder in such business. The purpose of requiring advance notice is to afford the Board an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by the Board, to inform stockholders about those matters. Although the advance notice provisions do not give the Board any power to approve or disapprove stockholder nominations or proposals for action by the Company, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the procedures established by the Bylaws are not followed and the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

COMPENSATION OF DIRECTORS

         Members of the Board of Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Pursuant to the 1997 Non-Employee Director Stock Plan, the Company granted to each Non-Employee Director (as defined in Rule 16b-3 promulgated under the Exchange Act) options to purchase 5,000 shares of Class A Common Stock at an exercise price of $12.00 per share. If the Stockholders approve the amendments to the 1997 Non-Employee Director Stock Plan, as described in this Proxy Statement, the Compensation Committee (composed for this purpose of solely Non-Employee Directors) will determine grants to directors (which will not be limited to Non-Employee Directors), including, without limitation, number of options, exercise price and vesting schedules.


                                   PROPOSAL 2:
                          APPROVAL OF AMENDMENT TO THE
                         1997 EMPLOYEE STOCK OPTION PLAN

         The primary purpose of the 1997 Employee Stock Option Plan (the "Employee Plan"), which was previously approved by the Board of Directors and the Company's stockholders, is to advance the interests of the Company, its subsidiaries and its stockholders by affording certain officers and employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interests in the Company. The Board has adopted and recommends that the Stockholders approve an amendment to the Employee Plan to increase the number of shares of Class A Common Stock which may be issued subject to options granted under the Employee Plan from 1,000,000 shares to 1,500,000 shares, subject to certain anti-dilution provisions set forth in the Employee Plan (the "Employee Plan Amendment"). All other provisions of the Employee Plan will remain unchanged.

         The material features of the Employee Plan are described below.

ADMINISTRATION

         The Employee Plan is administered by the Compensation Committee. The Compensation Committee has the power to (i) grant options in accordance with the Employee Plan, (ii) determine those persons to whom options will be granted, subject to the provisions of the Employee Plan, (iii) interpret the Employee Plan, (iv) promulgate rules and regulations relating to the Employee Plan, and
(v) make all other determinations and take all other actions necessary or desirable for the administration of the Employee Plan. Decisions of the Compensation Committee regarding the interpretation and administration of the Employee Plan are binding upon all interested persons.

TERMINATION AND AMENDMENT

         The Employee Plan may be terminated or amended at any time and from time to time by the Board. The Board may not, however, amend the Employee Plan without the approval or ratification of the Stockholders of the Company if such amendment would (i) increase the total number of shares of stock issuable pursuant to ISOs (as defined below) or materially increase the number of shares of stock subject to the Employee Plan, (ii) materially change the class of employees eligible to receive ISOs or participate, or (iii) otherwise materially increase the benefits accruing to employees.

ELIGIBILITY

         The class of persons eligible to participate in the Employee Plan consists of all officers and employees of the Company whose participation the Compensation Committee determines to be in the best interests of the Company. At March 31, 1998, 14 individuals held options to purchase 674,500 shares of Class A Common Stock under the Employee Plan.

STOCK SUBJECT TO THE EMPLOYEE PLAN

         As of March 31, 1998, an aggregate of 674,500 shares of Class A Common Stock were reserved for issuance upon exercise of options previously granted under the Employee Plan and an aggregate of 325,500 shares of Class A Common Stock remained available for the grant of future options. If the amendment is approved, 825,500 shares of Class A Common Stock will be available for the grant of future options under the Employee Plan.

TERMS

         Under the Employee Plan, the Compensation Committee may grant either options intended to qualify as incentive stock options ("ISOs") under the Internal Revenue Code (as defined below) or options that do not qualify as ISOs ("NSOs"). ISOs involve certain tax implications under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Compensation Committee establishes the exercise period for each option grant, which period may not exceed 10 years.

         The Employee Plan provides that the exercise price for each share of Class A Common Stock subject to an ISO shall be no less than the fair market value of a share of Class A Common Stock on the date the ISO is granted or, if the ISO is granted to a key employee who is a 10% shareholder of Class A Common Stock, the exercise price for each share of Class A Common Stock subject to such ISO shall be no less than 110% of the fair market value of a share of Class A Common Stock on the date the ISO is granted. In addition, the exercise price for each share of Class A Common Stock subject to a NSO shall be no less than the fair market value of a share of Class A Common Stock on the date the NSO is granted.

         An option granted under the Employee Plan is not transferable other than by will or by the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         NSOs. An individual receiving a NSO under the Employee Plan does not recognize taxable income on the date of grant of the option, assuming that the option does not have a readily ascertainable fair market value at the time it is granted. However, the individual must generally recognize ordinary income at the time of exercise of the NSO in the amount of the difference between the option exercise price and the fair market value of the Class A Common Stock on the date of exercise. The amount of ordinary income recognized by an individual is deductible by the Company in the year that the income is recognized by the individual. The Company's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code, unless an exemption for performance-based compensation under such section applies. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Class A Common Stock are held.

         ISOs. An individual who is granted an ISO under the Employee Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Class A Common Stock received upon the exercise of the ISO over the option exercise price is includable in such individual's alternative minimum taxable income and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of stock acquired by the exercise of an ISO is increased by the amount of such excess.

         Upon the disposition of the stock acquired upon exercise of an ISO, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price (except that for AMT purposes, the gain or loss would be the difference between the sales price and the individual's basis increased as described in the preceding paragraph), provided that such individual has not disposed of the stock within the later of 2 years after the date of grant or 1 year after the date of exercise. If an individual disposes of the stock without satisfying such holding period requirements (a "Disqualifying Disposition"), the individual will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of (i) the difference between the exercise price and the fair market value of the stock on the date the ISO is exercised or (ii) the difference between the exercise price and the amount realized on such Disqualifying Disposition. Any remaining gain or any net loss is treated as a short-term or long-term gain or loss, depending upon the length of time that the stock is held. Unlike the case in which a NSO is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an ISO or upon disposition of the stock acquired pursuant to such exercise, except to the extent that the individual recognizes ordinary income in a Disqualifying Disposition.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE EMPLOYEE PLAN
AMENDMENT.


                                   PROPOSAL 3:
                        APPROVAL OF THE AMENDMENTS TO THE
                      1997 NON-EMPLOYEE DIRECTOR STOCK PLAN

         The primary purpose of the Company's 1997 Non-Employee Director Stock Plan (the "Director Plan"), which was previously approved by the Board of Directors and the Company's stockholders, is to attract and retain directors of the Company. The Board has adopted and recommends that the Stockholders approve amendments to the Director Plan to change the class of persons eligible to participate in the Director Plan from Non-Employee Directors to all directors of the Company and give the Compensation Committee authority and discretion to administer the Director Plan rather than providing for automatic formula grants (the "Director Plan Amendments"). For the purposes of the grants pursuant to the Director Plan as amended, the Compensation Committee shall consist solely of Non-Employee Directors. All other provisions of the Director Plan will remain unchanged.

         The material features of the Director Plan are described below.

ADMINISTRATION

         Prior to amendment of the Director Plan, the Director Plan was a self-governing "formula" plan within the meaning of Note 3 to Rule 16b-3 promulgated under the Exchange Act. As amended, the Director Plan will be administered by the Compensation Committee (composed solely of Non-Employee Directors). Subject to the provisions of and in accordance with the Director Plan, the Compensation Committee will have the power to (i) grant options, (ii) determine those persons to whom options will be granted, (iii) interpret the Director Plan, (iv) promulgate rules and regulations relating to the Director Plan, and (v) make all other determinations and take all other actions necessary or desirable for the administration of the Director Plan. Decisions of the Compensation Committee regarding interpretation and administration of the Director Plan are binding upon all interested persons.

TERMINATION AND AMENDMENT

         The Board has the right to amend the Director Plan at any time and from time to time and the right to terminate the Director Plan at any time, provided, however, that no such termination shall terminate any outstanding options granted under the Director Plan and provided further that no amendment to the Director Plan shall, without the written consent of a participant adversely affect the rights of such participant with respect to any outstanding options granted under the Director Plan. No amendment to the Director Plan may be made without stockholder approval if stockholder approval is required for options granted thereunder to qualify or continue to qualify for exemption under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

         The class of persons eligible to participate in the Director Plan, as amended, shall consist of all directors of the Company whose participation in the Director Plan the Compensation Committee determines to be in the best interests of the Company. Prior to the amendment, the class of persons eligible to participate in the Director Plan consisted of all Non-Employee Directors. At March 31, 1998, 3 individuals held options to purchase 15,000 shares of Class A Common Stock under the Director Plan.

STOCK SUBJECT TO THE PLAN

         As of March 31, 1998, 15,000 shares of Class A Common Stock were reserved for issuance upon exercise of options previously granted under the Director Plan and 185,000 shares of Class A Common Stock remained available for the grant of future options under the Director Plan.

TERMS

         All options under the Director Plan are NSOs. Under the Director Plan, as amended, the Compensation Committee shall have the authority to grant options and set the exercise price of options granted; provided, however, that the exercise price of a share of Class A Common Stock subject to a NSO shall be no less than the fair market value of a share of Class A Common Stock on the date such NSO is granted. The Compensation Committee shall establish the exercise period for each option grant, which period may not exceed ten years. Prior to the amendment, the Board had no discretion as to the timing of grants, number of shares subject to any option, the exercise price of any option, the periods during which any option may be exercised or the expiration date of any option.

         An option granted under the Director Plan cannot be sold or transferred except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         A participant in the Director Plan is not taxed on the grant of an option. Upon exercise, however, the participant generally recognizes ordinary income equal to the excess, if any, of the fair market value of the shares of stock transferred on the date of the exercise over the exercise price. The Company is generally entitled to an income tax deduction in the year of exercise in an amount equal to the ordinary income recognized by the participant. The Company's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code, unless an exemption for performance-based compensation under such section applies. Depending upon the period that the shares of stock were held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares when the option was exercised.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE DIRECTOR PLAN
AMENDMENTS.


                                   PROPOSAL 4:
               APPROVAL OF THE 1997 ORTHODONTIST STOCK OPTION PLAN

         The primary purpose of the Company's 1997 Orthodontist Stock Option Plan (the "Orthodontist Plan"), which was previously approved by the Board of Directors, is to advance the interests of the Company, its subsidiaries and its stockholders by affording certain Allied Orthodontists (as defined below) an opportunity to acquire or increase their proprietary interests in the Company. The Board has adopted and recommends that the Stockholders approve the Orthodontist Plan.

         The material features of the Orthodontist Plan are described below.

ADMINISTRATION

         The Orthodontist Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine the Allied Orthodontists to whom options to purchase shares of Class A Common Stock will be granted, the number of shares of Class A Common Stock subject to each option and such other matters as are specified in the Orthodontist Plan. To the extent not inconsistent with the provisions of the Orthodontist Plan, the Compensation Committee may give an option holder an election to surrender an option in exchange for the grant of a new option, and shall have the authority to amend or modify an outstanding stock option agreement or to waive any provision thereof, provided that the option holder consents to such action. The Compensation Committee establishes the exercise period for each option grant, which period may not exceed five years.

TERMINATION AND AMENDMENT

         The Orthodontist Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate. Stockholder approval is required for any amendment (a) to materially increase the number of shares of stock reserved for issuance, (b) to materially change the class of persons eligible to receive options or (c) to otherwise materially increase the benefits accruing to participants. The Board may suspend the granting of options under the Orthodontist Plan and may terminate the Orthodontist Plan at any time.

ELIGIBILITY

         The class of persons eligible to participate in the Orthodontist Plan shall be determined by the Compensation Committee, in its sole discretion, and shall consist of certain Allied Orthodontists. An "Allied Orthodontist" is an orthodontist or dentist who (i) holds an equity interest in an Allied Practice (as defined below), or (ii) is a party to an existing employment agreement with an Allied Practice. An "Allied Practice" is a professional business entity that provides orthodontic or dental services to the public and is a party to an existing service agreement or consulting and business services agreement with the Company, whereby the Company provides management or consulting services to such entity in exchange for a service or consulting fee. An Allied Orthodontist may be eligible to participate in the Orthodontist Plan if the Compensation Committee determines, in its sole discretion, that such Allied Orthodontist recruited or referred an orthodontist or dentist to the Company and such orthodontist or dentist consummates a business combination with the Company or a subsidiary whereby such orthodontist or dentist becomes an Allied Orthodontist.

STOCK SUBJECT TO THE PLAN

         An aggregate of 100,000 shares of Class A Common Stock will be reserved for issuance upon the exercise of options under the Orthodontist Plan. As of March 31, 1998, 16,992 shares of Class A Common Stock were reserved for issuance upon exercise of options previously granted under the Orthodontist Plan and 83,008 shares of Class A Common Stock remained available for options yet to be granted under the Orthodontist Plan. At March 31, 1998, 1 Allied Orthodontist had been granted options to purchase 16,992 shares of Class A Common Stock under the Orthodontist Plan.

TERMS

         All options under the Orthodontist Plan are NSOs. The exercise price of the Class A Common Stock subject to each option shall be the same as the Closing Stock Price (as hereinafter defined) used for the Allied Orthodontist that the participant in the Orthodontist Plan recruited or referred to the Company. The "Closing Stock Price" shall mean the price used to determine the number of shares of Class A Common Stock that a recruited or referred Allied Orthodontist received upon the closing of the affiliation of such Allied Orthodontist with the Company.

         An option granted under the Orthodontist Plan cannot be sold or transferred except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         A participant in the Orthodontist Plan is not taxed on the grant of an option. Upon exercise, however, a participant generally recognizes ordinary income equal to the excess, if any, of the fair market value of the shares of stock transferred on the date of the exercise over the exercise price. The Company is generally entitled to an income tax deduction in the year of exercise in an amount equal to the ordinary income recognized by the participant. The Company's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code unless an exemption for performance-based compensation under such section applies. Depending upon the period that the shares of stock were held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares when the option was exercised.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ORTHODONTIST PLAN.


                                   PROPOSAL 5:
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has audited the accounts of the Company and its subsidiaries for fiscal year 1997 and has been appointed by the Audit Committee to continue in that capacity for the Company's fiscal year ending December 31, 1998, subject to ratification by the stockholders at the Annual Meeting. Should this firm be unable to perform the requested services for any reason or not be ratified by the stockholders, the Audit Committee will appoint other independent auditors to serve for the remainder of the year. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

           The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of March 31, 1998 for (i) directors of the Company, (ii) the Chief Executive Officer and each of the three most highly compensated executive officers of the Company (collectively the "Named Executive Officers"), (iii) the directors and executive officers of the Company as a group and (iv) each person who is a stockholder of the Company holding more than a five percent (5%) interest in the Company.

                                                 NUMBER OF                            NUMBER OF
                                                 SHARES OF                            SHARES OF           PERCENT OF
                                                  CLASS A        PERCENT OF CLASS      CLASS B              CLASS B
                                                   COMMON            A COMMON           COMMON              COMMON
                                                   STOCK              STOCK             STOCK               STOCK
                                                BENEFICIALLY       BENEFICIALLY      BENEFICIALLY        BENEFICIALLY
NAME OF BENEFICIAL OWNER                         OWNED (1)            OWNED           OWNED (1)             OWNED
------------------------                         ---------            -----           ---------             -----
Sam Westover (2)                                 205,814              1.6%             33,000                13.2%
Robert S. Chilton (3)                             10,000               *                 ----                ----
P. Craig Hethcox (4)                              90,000               *                 ----                ----
Paul H. Hayase (5)                                35,704               *                6,000                 2.4%
Randall K. Bennett, D.D.S., M.S.                 318,396              2.6%             24,000                 9.6%
Douglas D. Durbin, D.M.D., M.S.D.                100,902               *                1,062                  *
U. Bertram Ellis, Jr.                               ----              ---                ----                ----
Craig L. McKnight                                   ----              ---                ----                ----
Randall A. Schmidt, D.D.S., M.S.D. (6)           266,004              2.1%              3,043                 1.2%
W. Dennis Summers                                   ----              ---                ----                ----
Jonathan E. Wilfong (7)                          430,262              3.4%             15,930                 6.4%
Robert N. Pickron, D.D.S. (8)                    972,180              7.8%             91,632                36.7%
All executive officers & directors as a        1,457,082             11.7%             83,035                33.2%
group (11 persons)

------------------

   *     Less than 1.0%.
 (1) Based on an aggregate of 12,472,950 shares of Class A Common Stock and 250,000 shares of Class B Common Stock issued and outstanding as of March 31, 1998. Includes shares of Class A Common Stock that may be acquired upon the exercise of stock options and warrants exercisable within 60 days. Each share of Class B Common Stock automatically converts into 8 shares of Class A Common Stock upon the attainment of certain average closing price calculations for the Class A

         Common Stock in 5 increments of 20% each. If not converted on or before August 21, 2003, each share of Class B Common Stock automatically converts into 1 share of Class A Common Stock. Each person named above has sole voting and dispositive power with respect to all shares listed opposite such person's name, except as otherwise noted. The address of all persons listed, except Mr. Wilfong and Dr. Pickron, is 23848 Hawthorne Boulevard, Suite 200, Torrance, California 90505.
 (2) Includes 60,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (3) Includes 10,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (4) Includes 40,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (5) Includes 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (6) Includes 20,000 shares of Class A Common Stock and 16,992 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan and Orthodontist Plan, respectively. Includes 2,468 shares of Class A Common Stock and 353 shares of Class B Common Stock held by a profit sharing plan for Dr. Schmidt's benefit and 31,600 shares of Class A Common Stock subject to warrants that are currently exercisable. (Includes warrants to purchase 20,000 shares of Class A Common Stock held by Dr. Schmidt's minor children. Dr. Schmidt disclaims beneficial ownership of the shares of Class A Common Stock subject to these warrants).
 (7) The business address of Mr. Wilfong is 536 Manor Ridge Drive, N.W., Atlanta, Georgia 30305. Includes 318,750 shares of Class A Common Stock subject to warrants that are currently exercisable.
 (8) The business address of Dr. Pickron is 3294 Medlock Bridge Road, Building A, Norcross, Georgia 30092. Includes an aggregate of 84,252 shares of Class A Common Stock and 12,036 shares of Class B Common Stock held in separate trusts by a third party trustee for the benefit of each of Dr. Pickron's children and a niece. Dr. Pickron disclaims beneficial ownership of the shares of Common Stock held in such trusts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation paid to the Company's Chief Executive Officer and each of the Named Executive Officers whose salary and bonus compensation for the year ended December 31, 1997 exceeded $100,000.

                                                     ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                                   -----------------------------------------------------------   ---------------------------------

                                                                                   OTHER          SECURITIES
            NAME AND                                                              ANNUAL          UNDERLYING          ALL OTHER
       PRINCIPAL POSITION           YEAR      SALARY($)(1)     BONUS($)(2)    COMPENSATION($)     OPTIONS(#)       COMPENSATION($)
       ------------------           ----     ------- --        -----------    ---------------     ----------       ---------------
Sam Westover....................    1997      $84,61 5           $75,000       $   271,461(3)       300,000             $-----
    President and Chief             1996         -----             -----             -----            -----              -----
    Executive Officer

P. Craig Hethcox (6)............    1997        62,615             -----           107,916(4)       100,000              -----
    Chief Operating                 1996         -----             -----             -----            -----              -----
       Officer

Paul H. Hayase..................    1997        55,846            49,500           172,647(5)        75,000              -----
    Senior Vice President           1996         -----             -----             -----            -----              -----
       - Human Resources
            General Counsel
                and Secretary

Robert S. Chilton...............    1997        85,153            27,000             -----           50,000              -----
    Chief Financial Officer         1996         -----             -----             -----            -----              -----


(1)      Represents annual salary.
(2)      Represents annual bonuses earned for the periods indicated.
(3) Represents fees for consulting services provided to Premier Orthodontic Group, Inc., which company merged with and into the Company.
(4) Represents fees for consulting services provided to U.S. Orthodontic Care, Inc., which company merged with and into the Company.
(5) Represents fees for consulting services provided to Premier Orthodontic Group, Inc. which company merged with and into the Company.
(6)      Mr. Hethcox resigned effective January 31, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock option grants for the year ended December 31, 1997 to the Chief Executive Officer and each of the Named Executive Officers:

                                                                                                              POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                                     ---------------------------------------------------------------         ANNUAL-RATES-OF-STOCK
                                                                                                               PRICE APPRECIATION
                                                                                                              FOR OPTION TERM (1)
                                                                                                          --------------------------
                                        NUMBER OF         PERCENT OF
                                        SECURITIES       TOTAL OPTIONS
                                        UNDERLYING        GRANTED TO       EXERCISE
                                         OPTIONS         EMPLOYEES IN     PRICE PER       EXPIRATION
                                         GRANTED          FISCAL 1997       SHARE            DATE              5%           10%
                                        ----------       ------------     ---------       ----------      ----------    ----------
SAM WESTOVER........................      300,000            47.7%           $12           8/21/07        $2,268,000    $5,724,000
P. CRAIG HETHCOX....................      100,000            15.9%           $12           8/21/07           756,000     1,908,000
PAUL H. HAYASE......................       75,000            11.9%           $12           8/21/07           567,000     1,431,000
ROBERT S. CHILTON...................       50,000             7.9%           $12           8/21/07           378,000       954,000

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. there can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Class A Common Stock appreciates over the option term, no value will be realized from the option grants made to the Chief Executive Officer or the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

           The following table sets forth certain information with respect to the value of unexercised in-the-money options held by the Named Executive Officers of the Company at December 31, 1997. No options were exercised by the Named Executive Officers of the Company during 1997.

                                    SECURITIES UNDERLYING                          VALUE OF
                                          NUMBER OF                              UNEXERCISED
                                         UNEXERCISED                             IN-THE-MONEY
                                           OPTIONS                                 OPTIONS
                                        AT FY-END (#)                         AT FY-END ($) (1)
                                        -------------                         -----------------
        NAME                EXERCISABLE            UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
        ----                -----------            -------------      -----------       -------------
Sam Westover                   60,000                240,000             -----               -----
P. Craig Hethcox               20,000                 80,000             -----               -----
Paul H. Hayase                 15,000                 60,000             -----               -----
Robert S. Chilton              10,000                 40,000             -----               -----

(1) Based on a closing price of $9.125 per share of Class A Common Stock on December 31, 1997, none of the options were in-the-money as of December 31, 1997.

NONCOMPETITION AND EMPLOYMENT CONTRACTS

       The Company has entered into employment agreements with Messrs. Westover, Hethcox and Hayase providing for annual base salaries of $250,000, $185,000 and $165,000, respectively, with each person being eligible for a cash bonus of up to 30% of his base salary (the "Employment Agreements"). Additionally, the Employment Agreements provide for the grant of options for the purchase of Class A Common Stock to each of Messrs. Westover, Hethcox and Hayase for 300,000, 100,000 and 75,000 shares of Common Stock, respectively, and such options (i) vested 20% on August 21, 1997 and (ii) will vest 20% per year on the first through the fourth anniversary dates thereof. These options expire ten years from the date of grant and are exercisable at $12.00 per share. Mr. Hethcox resigned from the Company effective January 31, 1998 and his Employment Agreement was terminated and his option vesting and exercise periods were amended pursuant to a letter agreement. See "Certain Transactions."

       Each Employment Agreement is for an initial term of five years with an automatic renewal for successive 1 year terms unless prior notice of termination is provided. The Company may terminate an Employment Agreement (i) for cause,
(ii) without cause upon 30 days prior notice, or (iii) upon death or disability of the employee. The employee may terminate the Employment Agreement within 120 days after a constructive termination (as defined therein). If the employee is terminated by the Company without cause or the employee terminates the Employment Agreement within 120 days following a constructive termination, the Company is required to pay such employee a lump sum severance equal to 2 times the applicable annual base salary. Each Employment Agreement provides that if the employee is terminated within a twelve-month period following a change in control of the Company (as defined therein), the Company will pay such employee three times the sum of (i) the employee's annual base compensation, plus (ii) the maximum possible cash bonus for such year. In addition, upon a change in control, the Company will pay the employee any accrued salary, benefits or reimbursements and the employee's options will fully vest and become immediately exercisable for the longer of (i) 90 days from the change in control or (ii) the time period specified in the stock plan. Each Employment Agreement prohibits the employee from competing with the Company for a period of 2 years following termination of employment.

       The Company has entered into a letter agreement with Mr. Chilton providing for an annual base salary of $135,000, and a cash bonus of up to 30% of his annualized base salary. Additionally, the Company has granted Mr. Chilton an option to purchase 50,000 shares of Common Stock, with a vesting schedule consistent with the vesting schedule described above for the Employment Agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Mr. Wilfong, Dr. Bennett and Mr. McKnight. Mr. McKnight is not and has not been an officer or employee of the Company or any of its subsidiaries. Dr. Bennett became a part-time employee of the Company effective February 20, 1998, as Co-Chair of the Clinical Advisory Committee to assist in the development of the Company's practice improvement programs and training materials and such other projects as the Company may request from time to time. A predecessor of the Company, U.S. Orthodontic Care, Inc. ("USOC"), entered into a consulting agreement with Newfound Capital Associates ("Newfound") and Newfound's president, Mr. Wilfong. The Company succeeded to the rights and obligations of USOC with respect to this agreement upon the merger of USOC with and into the Company and Mr. Wilfong entered into a separate consulting agreement with the Company whereby Mr. Wilfong agreed to provide financial and general business services to the Company in return for consulting fees of $300,000. In addition to the consulting fees, the Company granted Mr. Wilfong a warrant to purchase 150,000 shares of Class A Common Stock at an exercise price of $12.00 per share. A warrant granted to Mr. Wilfong to purchase 168,750 shares of USOC's common stock was converted in such merger to a warrant to purchase 168,750 shares of Class A Common Stock at $11.16 a share. Both warrants are exercisable for five
(5) years from August 21, 1997. Mr. Wilfong's consulting agreements terminated on September 30, 1997.


                              CERTAIN TRANSACTIONS

       Effective August 21, 1997, the Company entered into an Employment Agreement with Mr. Hethcox, the Chief Operating Officer, providing for an annual base salary of $185,000. In connection with his employment, the Company granted to Mr. Hethcox a warrant to purchase 50,000 shares of Class A Common Stock, with an exercise price of $0.01 a share, exercisable for 5 years from August 21, 1997. Mr. Hethcox terminated his employment with the Company effective January 31, 1998. With respect to such termination, the Company and Mr. Hethcox entered into a letter agreement dated January 14, 1998 which provided for payment to Mr. Hethcox of his base salary through January 31, 1998 and a severance payment of $250,000 on January 31, 1998. The letter agreement amended Mr. Hethcox's stock option agreement to extend the exercise period for options vested on the termination date until January 31, 1999 and to provide for accelerated vesting with respect to 20,000 shares of Class A Common Stock and expiration of the exercise period for such shares on July 31, 1998.

       Prior to the completion of the Offering, USOC and Premier Orthodontic Group, Inc. ("Premier") merged with and into the Company, with the Company succeeding to the rights and obligations of USOC and Premier (the "Merger"). Premier Orthodontic Ventures, LLC ("POV") was the majority stockholder of Premier and had entered into consulting arrangements with Messrs. Westover and Hayase, President and Chief Executive Officer and Senior Vice President - Human Resources and General Counsel, respectively. The Company succeeded to these obligations pursuant to the Merger and paid Messrs. Westover and Hayase consulting fees of $271,461 and $172,647, respectively, from the proceeds of the Offering.

       Simultaneously with and as a condition to the closing of the Offering, the Company closed the acquisitions of certain operating assets of, or the stock of entities holding certain assets of, 55 separate founding orthodontic practices in exchange for cash and shares of Class A Common Stock (the "Acquisitions"). Drs. Bennett, Durbin and Schmidt, all of whom are directors of the Company, and Dr. Pickron, a beneficial owner of more than 5% of the Class A Common Stock, received 194,286, 93,468, 170,100 and 332,834 shares of Class A Common Stock, respectively, and $582,857, $280,403, $107,432 and $998,501 in
cash, respectively, as a result of the Acquisitions.

       As shareholders of USOC, Mr. Wilfong and Drs. Schmidt and Durbin, directors of the Company, and Dr. Pickron, a beneficial owner of more than 5% of the Class A Common Stock, received in the Merger 111,512, 18,833, 7,434 and 557,170 shares of Class A Common Stock, respectively, and 15,930, 3,043, 1,062 and 79,596 shares of Class B Common Stock, respectively. Each share of Class B Common Stock automatically converts into 8 shares of Class A Common Stock upon the attainment of certain average closing price calculations for the Class A Common Stock, as determined on the Nasdaq National Market, in 5 increments of 20% each. If not converted on or before August 21, 2003, each share of Class B Common Stock automatically converts into 1 share of Class A Common Stock.

       As shareholders of Premier, Mr. Westover, a director and President and Chief Executive Officer of the Company, Mr. Hayase, Senior Vice President - Human Resources and General Counsel of the Company, and Dr. Bennett, a director of the Company, received in the Merger 145,814, 20,704 and 104,110 shares of Class A Common Stock, respectively, and 33,000, 6,000 and 24,000 shares of Class B Common Stock, respectively.

       In 1997, the Company paid Dr. Schmidt, a director of the Company, $106,320 in consulting fees for identifying and performing due diligence on additional orthodontic practices which may affiliate with the Company. As of March 31, 1998, the Company had paid Dr. Schmidt $157,694 under a similar consulting arrangement. For referring orthodontists to the Company, Dr. Schmidt received warrants to purchase 31,600 shares of Class A Common Stock exercisable for five years from the Offering at an exercise price of $12.00 per share. Dr. Schmidt received immediately exercisable options to purchase 5,210, 11,145 and 637 shares of Class A Common Stock under the Orthodontist Plan at exercise prices of $12.00, $13.025 and $12.6875 per share. Under the Employee Plan, Dr. Schmidt received options to purchase 50,000 shares of Class A Common Stock at an exercise price of $12.00 per share, of which options to purchase 20,000 shares are currently exercisable.

       On September 9, 1997, the Company loaned $114,927 to Orthodontic Affiliates, P.C. ("OA") of which Dr. Schmidt is a 50% owner. Interest on the loan accrues at the prime rate plus 1% and the term of the loan is 36 months. The loan reflects indebtedness of OA assumed by the Company in the Acquisitions. At March 31, 1998, principal in the amount of $98,965 was outstanding.

       In 1997, the Company entered into a consulting agreement and, in the Merger, succeeded to the rights and obligations of USOC with respect to an existing consulting agreement with Mr. Wilfong as described above in Compensation Committee Interlocks and Insider Participation.

                        REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

       The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. Until August 1997, the Company had no compensation committee or other committee of the Board of Directors performing similar functions. Decisions regarding the compensation of executive officers for all periods from inception until August 1997 were made by the Company's Board of Directors. In preparation for the Offering, the Board of Directors established a Compensation Committee in August 1997, consisting of Messrs. Wilfong and McKnight and Dr. Bennett. None of the members of the Committee are officers or employees of the Company, although Mr. Wilfong served as a consultant to the Company until September 30, 1997 and is Chairman of the Board of Directors. In addition, effective February 20, 1998, Dr. Bennett became a part-time employee of the Company, as Co-Chair of the Clinical Advisory Committee.

COMPENSATION POLICY

       As a new public company, the Committee recognized that some period of time will be necessary to establish fully its long-range compensation philosophy and objectives. Nevertheless, the Committee has adopted the following general principles and objectives which it considered in establishing executive compensation levels for 1997 and which it will use to guide future compensation decisions:

       -- The Company's compensation programs should be designed to attract and retain highly qualified executives who will be critical to the Company's long-term success.

       -- A portion of the executive's total compensation should bear a direct relationship to the operating performance and profitability of the Company.

       -- Executives should be recognized and rewarded for high performance and extraordinary results.

       -- Incentive compensation arrangements should provide executives with an opportunity to acquire and increase direct ownership interests in the Company and motivate them to build stockholder value by aligning their personal interests with stockholder interests.

EXECUTIVE COMPENSATION PROGRAM

       The Committee believes that a portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus and long-term incentive compensation.

       Base Salary and Bonus. Base salaries for Messrs. Westover and Hayase are paid pursuant to the Employment Agreements and the base salary for Mr. Chilton is paid pursuant to the Letter Agreement. In the case of all other executive officers, base salary is determined and fixed by management based on the policies of the Committee.

       Each of Messrs. Westover, Hayase and Chilton is eligible for an annual cash bonus of up to thirty percent (30%) of his annualized base salary. The individual bonus percentages for 1997 were established by the Committee based upon each officer's level of responsibility within the Company and his contributions toward improving operating performance and profitability. The bonus percentages will be reviewed annually by the Committee and may be adjusted in accordance with these factors or others that the Committee determines to be relevant at the time.

       The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to improve the current profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions which might improve short-term profitability but may not always be in the long-term best interest of the Company.

       Long-Term Incentives. The Committee believes that, in addition to the annual cash bonus arrangements, it is appropriate for the Company to provide long-term incentive awards to motivate the executive officers to improve long-term profitability of the Company and create value for the stockholders. In 1997, pursuant to the Employment Agreements and the Letter Agreement, Messrs. Westover, Hayase and Chilton received grants of options for the purchase of Class A Common Stock of 300,000, 75,000 and 50,000 shares, respectively.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       Compensation arrangements for Mr. Westover as President and Chief Executive Officer were determined based on his Employment Agreement with respect to base salary and long-term compensation and based on consideration of the factors described above with respect to the bonus amounts. The Committee noted the growth of the Company since the Offering and the increase in Mr. Westover's responsibilities related thereto.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

       Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

       The Committee's current policy with respect to the Section 162(m) limitations is to preserve the federal income tax deductibility of executive compensation payments when it is appropriate and in the best interests of the Company and its stockholders. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program. However, the Committee reserves the right to approve the payment of nondeductible compensation in the future if it deems such payment to be appropriate.

                                             COMPENSATION COMMITTEE

                                             Randall K. Bennett, Chairman
                                             Jonathan E. Wilfong
                                             Craig L. McKnight

       THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


                          STOCK PRICE PERFORMANCE GRAPH

       The following line graph compares the yearly percentage change in cumulative stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index. The graph compares the percentage change in the return on the Common Stock since August 21, 1997 with the cumulative total return on the Nasdaq Stock Market Index and Nasdaq Health Services Stock Index. The commencement date for this comparison is the date on which the Company's Common Stock was first publicly traded. The stock price performance graph assumes an investment of $100 in the Company on August 21, 1997 and an investment of $100 in the two (2) indexes on August 21, 1997 and further assumes the reinvestment of all dividends. Stock price performance, presented monthly for the period from August 21, 1997 through December 31, 1997 is not necessarily indicative of future results.

                                    8/21/97        8/97      9/97        10/97      11/97        12/97
-------------------------------------------------------------------------------------------------------
ORTHALLIANCE INC ORAL               100.00        115.63    122.92      112.50       92.71       76.04
-------------------------------------------------------------------------------------------------------
NASDAQ STOCK MARKET (U.S.) INAS     100.00         99.85    105.76      100.28      100.78       99.20
-------------------------------------------------------------------------------------------------------
NASDAQ HEALTH SERVICES INAH         100.00         98.43    106.74       99.77       95.39       95.95
-------------------------------------------------------------------------------------------------------


         THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.


                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, the Company believes that all filings were timely.

ANNUAL REPORT TO STOCKHOLDERS

       The Annual Report of the Company for the year ended December 31, 1997, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

       THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                               OrthAlliance, Inc.
                      23848 Hawthorne Boulevard, Suite 200
                           Torrance, California 90505
                          Attention: Investor Relations

STOCKHOLDER PROPOSALS

         Any stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or before December 30, 1998 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, should any additional matters come before the Annual Meeting, the enclosed proxy grants discretionary authority to the proxies named therein with respect to any such matters.

EXPENSES OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by 1 or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                    By Order of the Board of Directors,


                                    /s/ Paul H. Hayase
                                    --------------------------------------
                                    Paul H. Hayase
                                    Secretary

Torrance, California
April 28, 1998

                                                                      APPENDIX A

                               ORTHALLIANCE, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 ON JUNE 5, 1998

                  The undersigned hereby appoints Sam Westover and Robert S. Chilton and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Class A Common Stock and Class B Common Stock of OrthAlliance, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Friday, June 5, 1998, at 9:00 a.m., local time, at the Manhattan Beach Marriott Hotel, 1400 Parkview Avenue, Manhattan Beach, California, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Such proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

         1. To elect two (2) directors to serve until the 2001 Annual Meeting of Stockholders:

                Douglas D. Durbin, D.M.D., M.S.D.
                W. Dennis Summers
             --                              --
             --  FOR ALL NOMINEES            -- WITHHOLD AUTHORITY
                   (except as marked to         to vote for all nominees listed
                   the contrary below)

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


         2.  To approve the amendment to the 1997 Employee Stock Option
             Plan:

              --                  --                   --
              --  FOR             -- AGAINST           --ABSTAIN

         3. To approve the amendments to the 1997 Non-Employee Director Stock Plan:

              --                  --                   --
              --  FOR             -- AGAINST           --ABSTAIN

         4.   To approve the 1997 Orthodontist Stock Plan:

              --                  --                   --
              --  FOR             -- AGAINST           --ABSTAIN

         5. To ratify appointment of Arthur Andersen LLP as the Company's independent public accountants:

              --                  --                   --
              --  FOR             -- AGAINST           --ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

(CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

                                    Date:                                , 1998
                                          -------------------------------

                                    -------------------------------------------
                                                   (Signature)

                                    -------------------------------------------
                                           (Signature if held jointly)

                                    -------------------------------------------
                                      (Title or authority, if applicable)




                                    Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JUNE 5, 1998. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                                                      APPENDIX B



                               ORTHALLIANCE, INC.

                       1997 ORTHODONTIST STOCK OPTION PLAN

                               ORTHALLIANCE, INC.
                       1997 ORTHODONTIST STOCK OPTION PLAN


                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

         1.1 "Allied Orthodontist" shall mean an orthodontist or dentist who (i) holds an equity interest in an Allied Practice, or (ii) is a party to an existing employment agreement with an Allied Practice.

         1.2 "Allied Practice" shall mean a professional business entity that provides orthodontic or dental services to the public and is a party to an existing (i) service agreement or (ii) consulting and business services agreement with the Company or a subsidiary, whereby the Company or a subsidiary provides management or consulting services to such entity in exchange for a service or consulting fee.

         1.3      "Board" shall mean the Board of Directors of the Company.

         1.4 "Change in Control" shall mean the occurrence of any of the following events:

                  (a)               a reorganization, merger or consolidation of
                           the Company with one or more other corporations (except with respect to a transaction in which the sole purpose is to change the domicile or name of the Company), as a result of which the Company ceases to exist or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all outstanding equity securities of the Company);

                  (b)               a sale of all or substantially all of the
                           Company's assets; or

                  (c)               Any "person" (as such term is used in
                           Sections 13(d) and 14(d) of the Exchange Act), other than any person who is a stockholder of the

                           Company on or before the effective date of the Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         1.5 "Closing Stock Price" shall mean the price used to determine the number of shares of Stock that a recruited or referred orthodontist or dentist received upon the closing of the affiliation of such orthodontist or dentist with the Company or a subsidiary.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any applicable corresponding provision of future law.

         1.7 "Committee" shall mean a committee of at least two (2) Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board, provided, however, that with respect to any Options granted to an individual who is also a Section 16 Insider, the Committee shall consist of at least two (2) Directors who are Non-Employee Directors (within the meaning of Rule 16b-3). At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

         1.8 "Company" shall mean OrthAlliance, Inc., a Delaware corporation.

         1.9 "Director" shall mean a member of the Board and any person who is an advisory, honorary or emeritus director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

         1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any applicable corresponding provision of future law.

         1.11 "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

         1.12 "Fair Market Value" on any date shall mean (i) the average closing sales price of the Stock for the immediately preceding five (5) trading days; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the Nasdaq National Market or other over-the-counter market on the date such value is to be determined, or in the absence of closing bids on such date, the closing bids on the next preceding date on which there were bids; or (iii) if the Stock is not traded on a national securities exchange or the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available, including, without limitation, the price at which recent sales of Stock have been made, the book value of the Stock and the Company's current and future earnings.

         1.13 "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

         1.14 "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

         1.15 "Optionee" shall mean an Allied Orthodontist to whom an Option has been granted hereunder or their permitted assign.

         1.16 "Plan" shall mean the OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan, the terms of which are set forth herein.

         1.17 "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act.

         1.18 "Stock" shall mean the Class A Common Stock, $.001 par value per share, of the Company, subject to applicable provisions of Section 5.2.

         1.19 "Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

         1.20 "Subsidiary" shall mean any corporation in which the Company directly or indirectly owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

                                   ARTICLE II
                                    THE PLAN

         2.1 Name. This Plan shall be known as the "OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan."

         2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its stockholders by affording certain Allied Orthodontists an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options is to promote the growth and profitability of the Company and its Subsidiaries by providing Allied Orthodontists with an additional incentive to achieve the Company's objectives through participation in its success and growth and by rewarding Allied Orthodontists for successfully recruiting or referring additional orthodontists or dentists to affiliate with the Company or a Subsidiary.

         2.3 Effective Date. The effective date of this Plan is October 14, 1997, subject to stockholder approval.

                                   ARTICLE III
                                  PARTICIPANTS

         An Allied Orthodontist may be eligible to participate in the Plan if the Committee determines, in its sole discretion, that such Allied Orthodontist recruited or referred an orthodontist or dentist to the Company and such orthodontist or dentist consummates a business combination with the Company or a Subsidiary whereby such orthodontist or dentist becomes an Allied Orthodontist.

                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee. The Committee shall hold its meetings at such times and places as it may determine and shall keep minutes of such meetings. The Committee shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee's actions and determinations shall be binding on all interested parties. Only the Committee shall have the power to grant Options in accordance with the provisions of this Plan. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those Allied Orthodontists to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee may give an Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement or to waive any provision thereof, provided that the Optionee consents to such action.

         4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

         4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

         4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

         4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to the eligibiltiy of Allied Orthodontists to receive a grant under the Plan, their death, disability, or other termination of status as an Allied Orthodontist and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V
                         SHARES OF STOCK SUBJECT TO PLAN

         5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be One Hundred Thousand (100,000). The amount of Stock subject to the Plan may be increased from time to time in accordance with Article VIII hereof. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options hereunder.

         If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Rule 16b-3 promulgated pursuant to the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued.

         5.2      Antidilution.

         (a) If (i) the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (excluding the conversion of the Company's Class B Common Stock into shares of Stock as set forth in the Company's Amended and Restated Certificate of Incorporation), (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or (iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

                       (A) the aggregate number and kind of shares of Stock for
                 which Options may be granted hereunder shall be adjusted appropriately by the Committee; and

                       (B) the rights of Optionees (concerning the number of
                 shares of Stock subject to Options and the Exercise Price) under outstanding Options shall be adjusted appropriately by the Committee.

                 (b) If a Change in Control occurs, the Committee, in its discretion, may provide notice to all Optionees that all Options granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

                 (c) If the Company is to be liquidated or dissolved, the adoption of a plan of dissolution or liquidation of the Company shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of such plan of dissolution or liquidation by the stockholders, provided, however, that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption.

                 (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI
                                     OPTIONS

         6.1 Types of Options Granted. The Committee may, under this Plan, grant only non-qualified Options. Neither the Company, any Subsidiary nor any other person warrants or otherwise represents that favorable or desirable tax treatment or characterization will be applicable in respect of any Option or shares of Stock relating thereto.

         6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration and exercise price, shall be stated in the Stock Option Agreement. Every Optionee shall be given a copy of the Plan.

         6.3 Exercise Price. The Exercise Price of the Stock subject to each Option shall be the same as the Closing Stock Price used for the orthodontist or dentist that the Optionee recruited or referred to the Company that created such Optionee's eligibility for a grant of an Option hereunder.

         6.4 Exercise Period. The period for the exercise of each Option granted hereunder shall commence immediately upon the grant date and remain exercisable until such Option expires and is no longer exercisable after the fifth anniversary of the grant date of such Option.

         6.5     Option Exercise.

                 (a) Unless otherwise provided in the Stock Option Agreement or this Section, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares subject to the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares subject to the Option are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

                 (b) An Option shall be exercised by (i) delivery to the Company at its principal office of a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.5(c).

                 (c) The Exercise Price is to be paid in full in cash by a certified or cashier's check payable to the Company upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price).

                 (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Committee determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

                 (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

         6.6 Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution.

                                   ARTICLE VII
                               STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

                 (a) The admission of such shares to listing on the stock exchange, Nasdaq National Market or other over-the-counter market on which the Stock is then listed;

                 (b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

                 (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

                 (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

         Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE VIII
                        TERMINATION AND AMENDMENT OF PLAN

         8.1 Termination and Amendment. The Board may at any time terminate the Plan, and may at any time and from time to time and in any respect amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve (12) months of the date that the Board amends the Plan) may not amend the Plan to:

                 (a) Materially increase the number of shares of Stock subject to the Plan, except as contemplated in Section 5.2 hereof;

                 (b) Materially change the class of persons that may participate in the Plan; or

                 (c) Otherwise materially increase the benefits accruing to participants under the Plan.

                 8.2 Effect on Optionee's Rights. No termination, amendment or modification of the Plan shall affect adversely an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative, unless such termination, amendment or modification is required to comply with applicable state and federal laws.

                                   ARTICLE IX
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

         The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. However no modification of an Option shall adversely affect an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative, unless such modification is required to comply with applicable state and federal laws.

         10.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

         10.3 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference and do not constitute part of the Plan.

         10.4 Interpretation. With respect to Section 16 Insiders, transactions under this Plan, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan administrators.

         10.5 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws principles.


                                     * * * *

                                                              OrthAlliance, Inc.
                                             1997 Orthodontist Stock Option Plan
                                                  Form of Stock Option Agreement

                               ORTHALLIANCE, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of the _____ day of ________________, 1997 by and between OrthAlliance, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

         WHEREAS, on October 14, 1997, the Board of Directors of the Company adopted a stock option plan known as the "OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan" (the "Plan") and recommended that the Plan be approved by the Company's stockholders; and

         WHEREAS, on ______, 1998, the stockholders of the Company approved the Plan;

         WHEREAS, the Committee has granted the Optionee an Option (as described below) to purchase the number of shares of the Company's Common Stock (the "Stock") as set forth below; and

         WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan; and

         WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

         1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects.

         2        Grant of Option. Subject to the terms, restrictions,
limitations, and conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee of the right and option to purchase all or any part of the number of shares of Stock (as defined under the

Plan), set forth on Schedule A attached hereto and incorporated herein by reference (the "Option"). The Option shall be exercisable in the amounts specified on Schedule A. The Option shall expire and shall not be exercisable after the date specified on Schedule A as the expiration date or on such earlier date as determined pursuant to the Plan.

         3        Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A.

         4        Exercise Terms. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

         5        Restrictions on Transferability. No Option shall be
transferable by Optionee other than by will or the laws of descent and distribution.

         6        Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 13 hereof to the attention of the Senior Vice President, General Counsel or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 10 hereof, and (c) be accompanied by a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein; or, if approved by the Committee (i) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder or (ii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, subject to compliance with applicable federal and state laws. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

         7        Adjustment in Option. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

         8       Death of Optionee. In the event of the Optionee's death, the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option.

         9       Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the "Date of Grant").

         10      Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section.

         11      Investment Representation of Optionee

         (a)     Optionee represents to the Company the following:

                       (i) that Optionee has read and understands the terms and
                 provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan;

                       (ii) that Optionee shall accept as binding and final all
                 decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan; and

                       (iii) Optionee understands that, unless at the time of
                 exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option the Company may require Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Stock.

         (b) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

         (c) The Optionee shall not have any rights of a stockholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a stockholder on the stock transfer records of the Company.


         12      Miscellaneous.

                 (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

                 (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

                 (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

                 Company:     OrthAlliance, Inc.
                              23848 Hawthorne Blvd., Suite 200
                              Torrance, California 90505
                              Attention:  Senior Vice President, General Counsel


                 Optionee:
                              ------------------------------
                              ------------------------------
                              ------------------------------
                              ------------------------------


                 (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

                 (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

                 (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

                 (g) The headings with Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                 (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                 (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

                                    COMPANY:

                                    ORTHALLIANCE, INC.

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title:
                                           -------------------------------



                                    OPTIONEE:


                                    By:
                                        ----------------------------------

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]

                             Dated ________________


              Number of Shares Subject to Option:  __________ shares of Stock.

              Option Exercise Price:  $ _________________ per share.

              Date of Grant:  ________________________

              Option Exercise Period:

                                   SCHEDULE B
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]

                             Dated ________________

                               NOTICE OF EXERCISE


                  The undersigned hereby notifies OrthAlliance, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________ shares of Stock (as defined under the Plan) pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________________ payable to the Company, and/or (2) _______________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Agreement).

         The undersigned is a resident of the State of               .

                  IN WITNESS WHEREOF, the undersigned has set his/her hand and seal, this ________ day of ________________, ______.

                                    OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
                                    EXECUTOR OR PERSONAL REPRESENTATIVE]


                                             Name:
                                             Position (if other than Optionee):